UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway, San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 4, 2014, Tesoro Corporation (the “Company”) and certain of its subsidiaries entered into an Underwriting Agreement with RBS Securities Inc., as representative of the several underwriters listed therein (the “Underwriters”), in connection with the offer and sale of an aggregate principal amount of $300 million of 5.125% Senior Notes due 2024 (the “Notes”). The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-194297), which became automatically effective upon filing on March 4, 2014 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein and is to be incorporated by reference in its entirety into the Registration Statement.

Item 8.01 Other Events.

Senior Notes Offering

On March 4, 2014, the Company issued a press release announcing that it is proposing to offer (the “Notes Offering”) in a registered offering $300 million aggregate principal amount of senior unsecured notes, subject to market conditions.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Senior Notes Pricing

On March 4, 2014, the Company issued a press release announcing the pricing of the Notes Offering. The Notes will bear interest annually at a rate of 5.125%, and gross proceeds from the Notes Offering will be approximately $300 million. Subject to customary closing conditions, the Company anticipates that the Notes Offering will be completed on March 18, 2014 and intends to use the proceeds, together with cash on hand, to fund the redemption of all of its outstanding 9.75% Notes due 2019 (“the 2019 Notes”). The Company also announced that it issued a notice of redemption to holders of the 2019 Notes. The redemption of the 2019 Notes is conditioned upon the closing of the Notes Offering.

A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2014, among Tesoro Corporation, certain subsidiary guarantors and RBS Securities Inc., as representative of the several other underwriters named therein.

99.1	Press release issued on March 4, 2014 announcing the senior notes offering.

99.2	Press release issued on March 4, 2014 announcing the pricing of the senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

TESORO CORPORATION

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2014, among Tesoro Corporation, certain subsidiary guarantors and RBS Securities Inc., as representative of the several other underwriters named therein.

99.1	Press release issued on March 4, 2014 announcing the senior notes offering.

99.2	Press release issued on March 4, 2014 announcing the pricing of the senior notes offering.